                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE
April 13, 1998

Contact: Investors  Susan Carr (704-386-8059) or Kevin Stitt (704-386-5667)
         Media      Bob Stickler (704-386-8465)

SIGNIFICANT REVENUE GROWTH DRIVES 33 PERCENT  INCREASE
IN OPERATING EARNINGS AT NATIONSBANK

CHARLOTTE, NC, April 13, 1998 -- NationsBank today reported record operating earnings of $1.14 billion, a gain of 33 percent from $855 million a year earlier driven by broad-based gains in revenue, merger benefits and tight expense controls. Operating earnings per share rose 33 percent to $1.20 from $.90. Prior results have been restated to include Barnett Banks, Inc., which was merged into NationsBank on January 9, 1998 as a pooling of interests.

Including $642 million in non-recurring, after-tax merger and restructuring items resulting from the merger with Barnett, net income in the first quarter of 1998 was $497 million, or $.52 per share.

"Our operating results demonstrate the growing momentum at NationsBank, reflecting the earning power of our franchise," said Hugh L. McColl Jr., chief executive officer. "We are quite pleased with the contribution from NationsBank West -- the former Boatmen's franchise -- which we expect to accelerate as we complete installation of the Model Bank in the second quarter. In addition, results in Florida, where we are working to assimilate Barnett and have already begun to introduce new products, have exceeded our expectations. Our transition plan is on schedule to be completed this fall, and we are excited about our opportunity to provide an unprecedented combination of convenience, products and service to Florida consumers and businesses."

Return on average assets, before merger and restructuring items, rose to 1.47 percent from 1.22 percent a year ago. Return on equity increased to 19.01% from 14.69%.

Cash operating earnings -- which exclude the amortization of intangibles -- increased 32 percent to $1.28 billion, or $1.34 per share, from a year earlier. Return on average tangible common shareholders' equity rose to 37.6 percent from
26.4 percent a year earlier, on an operating basis.


Earnings Highlights (first quarter 1998 compared to first quarter 1997)
-----------------------------------------------------------------------
(bullet) Net revenues increased 15 percent to $4.3 billion.
(bullet) Noninterest income rose 34 percent to $1.78 billion and reached
         41 percent of net revenues compared to 35 percent a year earlier. (bullet) Managed loans and leases grew 7 percent to $192.1 billion. (bullet) The cash basis efficiency ratio improved to 53.3 percent from 56.1 percent, reflecting successful integration efforts and expense containment.


Net Interest Income
-------------------
Taxable-equivalent net interest income increased 5 percent to $2.56 billion, as average earning assets grew 11 percent. The net yield on earning assets declined by 21 basis points to 3.82 percent due to a higher level of investment securities.


Noninterest Income
------------------
Noninterest income grew 34 percent to $1.78 billion, due to increases in almost all major categories. Investment banking and brokerage fees reflected the addition of NationsBanc Montgomery Securities in October 1997. The sale of a partial ownership in a mortgage company resulted in a pretax gain of approximately $110 million during the first quarter of 1998.


Efficiency
----------
Noninterest expense rose 10 percent to $2.45 billion, primarily due to the addition of NationsBanc Montgomery Securities last October. The efficiency ratio improved to 56.5 percent from 59.1 percent a year earlier, reflecting benefits from mergers and internal cost-control measures. The cash basis efficiency ratio decreased to 53.3 percent from 56.1 percent.


Credit Quality
--------------
Nonperforming assets were $1.5 billion on March 31, 1998 and equaled .86 percent of net loans, leases, factored accounts receivable and foreclosed properties compared to $1.5 billion, or .81 percent a year earlier. The allowance for credit losses totaled $3.2 billion on March 31, 1998, equal to 234 percent of nonperforming loans and 1.81 percent of net loans, leases and factored accounts receivable. The provision for loan losses in the first quarter was $265 million. Net charge-offs were $277 million, equal to an annualized .63 percent of average net loans, leases and factored accounts receivable. Net charge-offs were $215 million,or .49 percent, a year earlier.


Capital Strength
----------------
Total shareholders' equity was $25.2 billion on March 31, 1998. This represented
8.02 percent of period-end assets, compared to 8.38 percent on March 31, 1997. Book value per common share rose 6 percent to $26.34 at March 31, 1998 from a year earlier.

NationsBank Corporation, with $315 billion in assets, is the third largest U.S. bank with full-service operations in 16 states and the District of Columbia. NationsBank provides financial products and services to 18 million households and 1 million businesses as well as institutional investors and government agencies throughout the United States and in major markets around the world. The company's shares (Symbol: NB) are listed on the New York Stock Exchange.

                               WWW.NATIONSBANK.COM


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NATIONSBANK CORPORATION

                                                                                             THREE MONTHS
                                                                                            ENDED MARCH 31
                                                                                   ---------------------------------
FINANCIAL OPERATING SUMMARY                                                             1998              1997
                                                                                   --------------   ----------------
(In millions except per-share data)
Net income                                                                               $ 1,139              $ 855
   Earnings per common share                                                                1.20                .90
   Diluted earnings per common share                                                        1.17                .88
Cash basis earnings (1)                                                                    1,278                968
   Cash basis earnings per common share                                                     1.34               1.02
   Cash basis diluted earnings per common share                                             1.31                .99
Average common shares issued                                                             949.641            945.184
Average diluted common shares issued                                                     973.561            972.669
Price per share of common stock at period end                                          $ 72.9375          $ 55.5000
Common dividends paid                                                                        362                293
Common dividends paid per share                                                              .38                .33
Preferred dividends paid                                                                       2                  4

OPERATING EARNINGS SUMMARY
(Taxable-equivalent in millions)

Net interest income                                                                      $ 2,564            $ 2,444
Provision for credit losses                                                                 (265)              (222)
Gains on sales of securities                                                                 152                 43
Noninterest income                                                                         1,776              1,321
Foreclosed properties (expense) income                                                        (5)                 2
Noninterest expense                                                                       (2,452)            (2,225)
                                                                                   --------------   ----------------

Income before income taxes                                                                 1,770              1,363
Income taxes - including FTE adjustment *                                                    631                508
                                                                                   --------------   ----------------
Net income                                                                               $ 1,139              $ 855
                                                                                   ==============   ================

* FTE adjustment                                                                            $ 34               $ 31

AVERAGE BALANCE SHEET SUMMARY
(In billions)

Loans and leases, net                                                                  $ 176.700          $ 177.369
Managed loans and leases, net (2)                                                        192.124            180.101
Securities held for investment                                                             1.091              1.919
Securities available for sale                                                             48.342             25.638
Total securities                                                                          49.433             27.557
Earning assets                                                                           271.192            245.098
Total assets                                                                             314.929            283.614
Noninterest-bearing deposits                                                              39.451             36.280
Interest-bearing deposits                                                                128.077            131.848
Total deposits                                                                           167.528            168.128
Shareholders' equity                                                                      24.310             23.666
Common shareholders' equity                                                               24.248             23.491

OTHER OPERATING FINANCIAL DATA

Net interest yield                                                                          3.82%              4.03%
Return on average assets                                                                    1.47               1.22
Return on average tangible assets                                                           1.70               1.43
Return on average common shareholders' equity                                              19.01              14.69
Return on average tangible common shareholders' equity                                     37.60              26.37
Total equity to assets ratio (period-end)                                                   8.02               8.38
Gross charge-offs (in millions)                                                           $  351             $  291
Net charge-offs (in millions)                                                                277                215
   % of average loans, leases and factored accounts receivable, net                          .63%               .49%
Managed credit card net charge-offs as a % of average
   managed credit card receivables                                                          6.69%              5.72%
Efficiency ratio                                                                           56.50              59.09
Cash basis efficiency ratio                                                                53.30              56.09

REPORTED RESULTS (OPERATING RESULTS INCLUDING MERGER AND RESTRUCTURING ITEMS)
Net income                                                                                 $ 497              $ 855
   Earnings per common share                                                                 .52                .90
   Diluted earnings per common share                                                         .51                .88
Return on average common shareholders' equity                                               8.28%             14.69%

(1)  Cash basis earnings equal net income excluding amortization of intangibles.
(2) Prior periods are restated for comparison (e.g. acquisitions and securitizations).
(3) Ratios and amounts for 1997 have not been restated to reflect the impact of the Barnett Banks, Inc. merger.



NATIONSBANK CORPORATION                                              - Continued

                                                                                                      MARCH 31
                                                                                          ---------------------------------
                                                                                                1998              1997
                                                                                          ----------------   --------------
BALANCE SHEET SUMMARY
(In billions)
Loans and leases, net                                                                        $ 178.252        $ 178.363
Securities held for investment                                                                   1.028            1.836
Securities available for sale                                                                   50.271           24.808
Total securities                                                                                51.299           26.644
Earning assets                                                                                 273.055          243.115
Factored accounts receivable                                                                     1.234            1.212
Mortgage servicing rights                                                                        1.353            1.217
Goodwill, core deposit and other intangibles                                                    10.404            9.168
Total assets                                                                                   314.503          280.755
Noninterest-bearing deposits                                                                    42.660           39.596
Interest-bearing deposits                                                                      127.386          131.068
Total deposits                                                                                 170.046          170.664
Shareholders' equity                                                                            25.220           23.525
Common shareholders' equity                                                                     25.160           23.400
   Per share (not in billions)                                                                   26.34            24.94

Risk-based capital (3)
   Tier 1 capital                                                                             $ 17.188         $ 13.516
   Tier 1 capital ratio                                                                           6.80%            7.06%
   Total capital                                                                              $ 28.286         $ 22.159
   Total capital ratio                                                                           11.19%           11.58%

Leverage ratio (3)                                                                                5.64%            6.19%

Common shares issued (in millions)                                                             955.199          938.136

Allowance for credit losses                                                                    $ 3.245          $ 3.262
Allowance for credit losses as a % of net loans, leases and factored
   accounts receivable                                                                            1.81%            1.82%
Allowance for credit losses as a % of nonperforming loans                                       233.89           263.99
Nonperforming loans                                                                           $  1.388          $ 1.236
Nonperforming assets                                                                             1.536            1.453
Nonperforming assets as a % of:
   Total assets                                                                                    .49%             .52%
   Net loans, leases, factored accounts receivable
      and foreclosed properties                                                                    .86%             .81%

OTHER DATA

Full-time equivalent headcount                                                                  99,995          101,701
Banking centers                                                                                  3,214            3,253
ATMs                                                                                             7,018            6,718


BUSINESS UNIT RESULTS - THREE MONTHS ENDED MARCH 31, 1998
(In millions)

                                                                           AVERAGE LOANS    RETURN ON AVERAGE
                                    TOTAL REVENUE        NET INCOME       AND LEASES, NET    TANGIBLE EQUITY
                                 -----------------    ----------------   -----------------  -----------------
CONSUMER BANKING                 $ 2,509       58%     $ 460      40%    $ 99,493     56%       27%
MIDDLE MARKET                        449       10        165      14       33,865     19        28
ASSET MANAGEMENT                     306        7         75       7        7,781      5        44
CORPORATE FINANCE                    914       21        242      21       35,859     20        25